   As filed with the Securities and Exchange Commission on April 18, 2000
                                                   Registration No. 333-________

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                              E*TRADE GROUP, INC.
            (Exact name of registrant as specified in its charter)

                  Delaware                               94-2844166
        (State or other jurisdiction         (IRS Employer Identification No.)
     of incorporation or organization)

                              4500 Bohannon Drive
                         Menlo Park, California 94025
              (Address of principal executive offices) (Zip Code)


        E*TRADE UK (HOLDINGS) LIMITED 1999 EXECUTIVE SHARE OPTION SCHEME
                TELEBANC FINANCIAL CORPORATION STOCK OPTION PLAN
             TELEBANC FINANCIAL CORPORATION 1997 STOCK OPTION PLAN
           TELEBANC FINANCIAL CORPORATION 1998 STOCK INCENTIVE PLAN
                 OPTIONS GRANTED TO CERTAIN INDIVIDUALS(3)
                           (Full title of the Plans)

                            Christos M. Cotsakos
                          Chairman of the Board and
                           Chief Executive Officer
                             E*TRADE GROUP, INC.
                             4500 Bohannon Drive
                        Menlo Park, California 94025
                               (650) 331-6000
(Name, address including zip code, and telephone number, including area code, of agent for service)

                                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
                                                               Proposed        Proposed
              Title of                                         Maximum         Maximum
             Securities                        Amount          Offering       Aggregate      Amount of
                to be                          to be            Price          Offering     Registration
             Registered                    Registered (1)   per Share (2)     Price (2)         Fee
             ----------                    -------------    -------------  ---------------  ------------
E*TRADE UK (Holdings) Limited
1999 Executive Share Option Scheme
----------------------------------
Common Stock, $0.01 par value            1,013,357 shares      $1.6645      $1,686,732.70         $445.30

Telebanc Financial Corporation
Stock Option Plan
------------------------------
Common Stock, $0.01 par value            1,105,482 shares      $1.56        $1,724,551.92         $455.28

Telebanc Financial Corporation
1997 Stock Option Plan
------------------------------
Common Stock, $0.01 par value            1,700,330 shares      $5.95       $10,116,963.50        $2,670.87

Telebanc Financial Corporation
1998 Stock Incentive Plan
------------------------------
Common Stock, $0.01 par value            2,144,945 shares      $11.26      $24,152,080.70        $6,376.14

Options Granted to Certain
Individuals (3)
------------------------------
Common Stock, $0.01 par value              334,090 shares      $2.86       $955,497.40           $252.25

                                                                                    Aggregate Registration Fee   $10,199.84
                                                                                                                 ---------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the E*TRADE UK (Holdings) Limited 1999 Executive Share Option Scheme, the Telebanc Financial Corporation Stock Option Plan, the Telebanc Financial Corporation 1997 Stock Option Plan, the Telebanc Financial Corporation 1998 Stock Incentive Plan and/or the options granted to certain individuals by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

(3) The following individuals have outstanding Non-Plan Options in the amounts and at the exercise prices set forth below:


Optionee's Name                                 Exercise Price                          Shares
---------------                                 --------------                          ------
Aneiro, Michael                                      3.22                                4,069

Bream, Douglas E.                                    3.22                               10,172

Campbell, Kenneth A.                                 3.22                                4,069

DeCamp, David R.                                     2.12                               31,500

Gallahan, Catherine May                              3.22                               15,258

Gelbard, Arlen W.                                    2.12                               23,100

Gelman, Jane                                         3.22                               10,172

Greenberg, Laurence                                  3.22                              101,732

Henderson, Ann T.                                    3.22                                4,069

Lau, David P.                                        3.22                                4,069

Opsahl, Michael R.                                   3.22                               28,093

Pugh, Aileen Lopez                                   3.22                               40,693

Rollinson, Mark                                      2.12                               36,750

Yi, Sang-Hee C.                                      3.22                               20,344

                                    PART II

              Information Required in the Registration Statement


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         E*TRADE Group, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, filed with the SEC on October 22, 1999, as amended on Form 10-K/A, filed with the SEC on April 17, 2000;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999, filed with the SEC on February 14, 2000, as amended on Form 10-Q/A, filed with the SEC on April 17, 2000;

         (c) The Registrant's Current Reports on Form 8-K for period dates January 12, 2000 and April 12, 2000 filed with the SEC on January 27, 2000 and April 17, 2000, respectively; and

         (d) The Registrant's Registration Statement No. 001-11921 on Form 8-A12B filed with the SEC on July 12, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         In accordance with the Delaware Law, the Restated Certificate of Incorporation of the Registrant contains a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         Article 5 of the Restated Bylaws of the Registrant provide for indemnification of the officers and directors of the Registrant to the fullest extent permitted by applicable law.

         In connection with the incorporation of the Registrant into the State of Delaware, the Registrant entered into indemnification agreements with each director and certain officers. The Indemnification Agreements provide indemnification to such directors and officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

         Number       Exhibit
         ------       -------

          4           Instruments Defining Rights of Stockholders. Reference is
                      made to Registrant's Registration Statement No. 001-11921
                      on Form 8-A12B, including the exhibits thereto, which is
                      incorporated herein by reference pursuant to Item 3(d).
          5           Opinion and consent of Brobeck, Phleger & Harrison LLP.
          23.1        Consent of Deloitte & Touche LLP, Independent Auditors.
          23.2        Consent of Arthur Andersen LLP, Independent Auditors.
          23.3        Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
          24          Power of Attorney. Reference is made to page II-4 of this
                      Registration Statement.
          99.1        E*TRADE UK (Holdings) Limited 1999 Executive Share Option
                      Scheme.
          99.2        Form of Option Assumption Agreement-Vested Shares.
          99.3        Form of Option Assumption Agreement-Unvested Shares.
          99.4        Telebanc Financial Corporation Stock Option Plan.
          99.5        Telebanc Financial Corporation 1997 Stock Option Plan.
          99.6        Telebanc Financial Corporation 1998 Stock Incentive Plan.
          99.7        Form of Stock Option Agreement-Non-Plan Options.
          99.8        Form of Option Assumption Agreement.
          99.9        Form of Option Assumption Agreement-Full Acceleration.
          99.10       Form of Option Assumption Agreement-Involuntary
                      Termination.

Item 9.  Undertakings
         ------------

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the E*TRADE UK (Holdings) Limited 1999 Executive Share Option Scheme, the Telebanc Financial Corporation Stock Option Plan, the Telebanc Financial Corporation 1997 Stock Option Plan, the Telebanc Financial Corporation 1998 Stock Incentive Plan and/or the options granted to certain individuals.

                                     II-2.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification foregoing provisions summarized in
Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                     II-3.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on this 18/th/ day of April, 2000.

                                   E*TRADE GROUP, INC.


                                   By: /s/ Christos M. Cotsakos
                                       ------------------------------
                                       Christos M. Cotsakos
                                       Chairman of the Board and Chief
                                       Executive Officer

                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of E*TRADE Group, Inc., a Delaware corporation, do hereby constitute and appoint Theodore J. Theophilos, Brigitte Van Baelen, and Leonard C. Purkis, and each one of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                                        Date
---------                   -----                                        ----
/s/ Christos M. Cotsakos    Chairman of the Board and Chief              April 18, 2000
------------------------    Executive Officer (Principal Executive
Christos M. Cotsakos        Officer)

/s/ Leonard C. Purkis       Chief Financial
------------------------    Officer (Principal Financial and             April 18, 2000
Leonard C. Purkis           Accounting Officer)

                                     II-4.

/s/ Richard S. Braddock
--------------------------
Richard S. Braddock         Director                                     April 18, 2000

/s/ William E. Ford
--------------------------
William E. Ford             Director                                     April 18, 2000

/s/ George Hayter
--------------------------
George Hayter               Director                                     April 18, 2000

/s/ Lewis E. Randall
--------------------------
Lewis E. Randall            Director                                     April 18, 2000

/s/ Masayoshi Son
--------------------------
Masayoshi Son               Director                                     April 18, 2000

/s/ Lester C. Thurow
--------------------------
Lester C. Thurow            Director                                     April 18, 2000

/s/ Peter Chernin
--------------------------
Peter Chernin               Director                                     April 18, 2000

/s/ William A. Porter
--------------------------
William A. Porter           Director                                     April 18, 2000

                                     II-5.

                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.


                                   EXHIBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933


                              E*TRADE GROUP, INC.

                                 EXHIBIT INDEX
                                 -------------


  Number       Exhibit
  ------       -------

  4            Instruments Defining Rights of Stockholders. Reference is made to
               Registrant's Registration Statement No. 001-11921 on Form 8-A12B,
               including the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d).
  5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
  23.1         Consent of Deloitte & Touche LLP, Independent Auditors.
  23.2         Consent of Arthur Andersen LLP, Independent Auditors.
  23.3         Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
  24           Power of Attorney. Reference is made to page II-4 of this
               Registration Statement.
  99.1         E*TRADE UK (Holdings) Limited 1999 Executive Share Option Scheme.
  99.2         Form of Option Assumption Agreement-Vested Shares.
  99.3         Form of Option Assumption Agreement-Unvested Shares.
  99.4         Telebanc Financial Corporation Stock Option Plan.
  99.5         Telebanc Financial Corporation 1997 Stock Option Plan.
  99.6         Telebanc Financial Corporation 1998 Stock Incentive Plan.
  99.7         Form of Stock Option Agreement-Non-Plan Options.
  99.8         Form of Option Assumption Agreement.
  99.9         Form of Option Assumption Agreement-Full Acceleration.
  99.10        Form of Option Assumption Agreement-Involuntary Termination.